Exhibit 99.1
Campus Crest Communities, Inc. (NYSE:CCG), a leading developer, builder, owner and manager of high-quality, purpose-built student housing, today provided an update on its portfolio leasing status for the 2011/2012 academic year. The following table contains the leasing status as of June 6, 2011.
CAMPUS CREST COMMUNITIES
PORTFOLIO LEASING STATUS FOR 2011/2012 ACADEMIC YEAR
(as of June 6)

			2011-2012 Leases		2010-2011 Leases		Fall 2010	Current
Property	Units	Beds	Signed[1]	%	Signed[1]	%	Occupancy[2]	Occupancy[3]
| | | | | | | |
Wholly-Owned	3,920	10,528	7,447	70.7%	6,139	58.3%	88.5%	88.6%

Joint Venture Properties	1,128	3,052	2,185	71.6%	2,100	68.8%	89.1%	90.8%

Sub Total — All Operating Properties	5,048	13,580	9,632	70.9%	8,239	60.7%	88.6%	89.1%

New Developments (2011 Deliveries)	1,276	3,484	1,855	53.2%	n/a	n/a	n/a	n/a

Total Portfolio	6,324	17,064	11,487	67.3%	8,239	60.7%	88.6%	89.1%

[1]	As of June 6, 2011 and 2010

[2]	As of September 30, 2010

[3]	As of June 6, 2011